POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer and/or director of Greenville Federal Financial Corporation (the "Company"), hereby constitutes and appoints David M. Kepler and/or Susan J. Allread as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all Securities and Exchange Commission Forms 3, 4 and 5 with respect to the securities of the Company beneficially owned by the undersigned, any and all amendments thereto, and to file the same, and other documents relating thereto, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents and substitute or substitutes full power and authority to do each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he or she might do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and substitutes may lawfully do and seek to be done by virtue hereof.

                  This Power of Attorney shall be valid until such time as it is revoked by the undersigned in writing.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 19th day of September, 2005.




                 Signature:  /s/ David Feltman
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                 Print Name: David Feltman
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                 Capacity:   Director
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